UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2025

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of principal executive offices)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement Amendment

On March 7, 2025 (the “Closing Date”), Prime Security Services Borrower, LLC, a Delaware limited liability company (“Prime Borrower”), Prime Security Services Holdings, LLC, a Delaware limited liability company (“Holdings”), and The ADT Security Corporation, a Delaware corporation (“ADTSC” and together with Prime Borrower, the “Borrowers”), each a direct or indirect wholly owned subsidiary of ADT Inc. (“ADT,” the “Company,” “we” and “our”), entered into that certain Incremental Assumption and Amendment Agreement No. 19 (the “Credit Agreement Amendment”), by and among Prime Borrower, as borrower, Holdings, ADTSC, as co-borrower, the subsidiary loan parties party thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent (the “Administrative Agent”), which amends and restates that certain Eighteenth Amended and Restated First Lien Credit Agreement, dated as of July 1, 2015, as amended and restated on May 2, 2016, June 23, 2016, December 28, 2016, February 13, 2017, June 29, 2017, March 16, 2018, December 3, 2018, March 15, 2019 (effective April 4, 2019), September 23, 2019, January 27, 2021, July 2, 2021, May 10, 2023 (effective July 1, 2023), October 13, 2023, April 15, 2024, May 15, 2024, May 24, 2024, October 1, 2024 and December 4, 2024 (the “Existing Credit Agreement”), by and among Prime Borrower, as borrower, Holdings, ADTSC, as co-borrower, the lenders party thereto, the Administrative Agent and the other parties named therein (as amended and restated by the Credit Agreement Amendment, the “Amended and Restated Credit Agreement”).

On the Closing Date, pursuant to the Credit Agreement Amendment, the Borrowers incurred $600,000,000 aggregate principal amount of incremental first lien senior secured term B-2 loans pursuant to the Existing Credit Agreement (the “2025 Incremental Term B-2 Loans”). The 2025 Incremental Term B-2 Loans mature on March 7, 2032 (subject to a springing maturity of 91 days prior to the maturity date of certain long-term indebtedness of Prime Borrower and its subsidiaries if, on such date, the aggregate principal amount of such indebtedness equals or exceeds $1,000 million) and are treated as a separate class from the existing term B-1 loans under the Existing Credit Agreement.

The 2025 Incremental Term B-2 require scheduled quarterly amortization payments, commencing on June 30, 2025, equal to 0.25% of the original principal amount of the 2025 Incremental Term B-2 Loans, with the remaining balance payable at maturity. The Borrowers may make voluntary prepayments on the 2025 Incremental Term B-2 Loans at any time prior to maturity at par, subject to a 1.00% prepayment premium in the event of certain specified refinancing events at any time during the first six months after the Closing Date. The 2025 Incremental Term B-2 Loans bear interest at a rate equal to, at the Borrowers’ option, either (a) a term SOFR rate (“Term SOFR”) with a floor of zero or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the United States and (iii) the one-month adjusted term SOFR plus 1.00% per annum (“Base Rate”), in each case, plus an applicable margin of 1.75% per annum for Term SOFR loans and 0.75% per annum for Base Rate loans. The Borrowers have elected the Term SOFR alternative to apply to borrowings of the 2025 Incremental Term B-2 Loans.

The proceeds of the 2025 Incremental Term B-2 Loans will be used for general corporate purposes, to pay fees and expenses incurred in connection with the Credit Agreement Amendment and to complete the previously announced redemption of $500,000,000 (the “Redemption”) of the 5.750% first-priority senior secured notes due 2026 (the “2026 Notes”) issued by Prime Borrower and Prime Finance Inc., a Delaware corporation and a direct or indirect wholly owned subsidiary of ADT (“Prime Finance” and, together with Prime Borrower, the “Issuers”), on March 9, 2025 (the “Redemption Date”). Because the Redemption Date is not a business day, payment of the Redemption Price (as defined below) will be made on March 10, 2025, the next succeeding business day.

Other than as described above, the loans under the Amended and Restated Credit Agreement continue to have the same terms as provided under the Existing Credit Agreement and the parties to the Amended and Restated Credit Agreement continue to have the same obligations set forth in the Existing Credit Agreement.

The foregoing description of the Credit Agreement Amendment and the Amended and Restated Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein, and the full text of the Amended and Restated Credit Agreement, a copy of which is attached as Annex A to the Credit Agreement Amendment and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

In connection with the Redemption, on March 7, 2025, the Issuers delivered a Final Notice of Partial Redemption to holders of the 2026 Notes. The final redemption price calculated pursuant to the indenture governing the 2026 Notes is $1,012.1368 per $1,000 of outstanding principal amount of the 2026 Notes, plus the accrued and unpaid interest on the 2026 Notes so redeemed of 13,895,833.33 in the aggregate ($27.7917 per $1,000 of outstanding principal amount of the 2026 Notes) (the “Redemption Price”). Following the partial redemption, the aggregate outstanding principal amount of the 2026 Notes will be $850,000,000.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Incremental Assumption and Amendment Agreement No. 19, dated as of March 7, 2025, by and among Prime Security Services Holdings, LLC, Prime Security Services Borrower, LLC, The ADT Security Corporation, the subsidiary loan parties party thereto, Barclays Bank PLC, as Administrative Agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2025	ADT Inc.

	By:	/s/ Jeffrey Likosar
Jeffrey Likosar
President, Corporate Development and Transformation, and Chief Financial Officer